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                                                                   EXHIBIT 10.34


                                 AMENDMENT NO. 5
                                     TO THE
                               STEWART ENTERPRISES
                           EMPLOYEES RETIREMENT TRUST
                             (A PROFIT SHARING PLAN)
                               AND TRUST AGREEMENT


         The Stewart Enterprises Employees Retirement Trust (A Profit Sharing
Plan) and Trust Agreement (the "SEERT") is hereby further amended as follows:

A. SPINOFF. Effective as of January 1, 2003, the SEERT will no longer be offered to Puerto Rico Employees of affiliates of Stewart Enterprises, Inc. The SEERT shall spin off to the Stewart Enterprises Puerto Rico Employees Retirement Trust all the assets and liabilities of the SEERT associated with the account balances maintained by the SEERT for these employees. However, no assets shall be spun-off from the SEERT to the Stewart Enterprises Puerto Rico Employees Retirement Trust unless the following two conditions are met:

                  (a) The sum of the account balances for each Participant in the SEERT and in the Stewart Enterprises Puerto Rico Employees Retirement Trust immediately after the spin-off equals the account balance of the Participant in the SEERT immediately before the spin-off; and,

                  (b) The assets in the SEERT immediately after the spin-off equal the sum of the account balances for all of the Participants in the SEERT and the assets in the Stewart Enterprises Puerto Rico Employees Retirement Trust immediately after the spinoff equal the sum of the account balances for all participants in the Stewart Enterprises Puerto Rico Employees' Retirement Trust.

         1. Effective as of January 1, 2003, the first sentence of the definition of "Employee" in Article I of the SEERT is amended to read as follows:

         Employee means any person whom the Employer classifies as its employee, excluding any individual whom the Employer classifies as a leased employee, as a contract employee, as an independent contractor, as included in a unit of employees covered by a collective bargaining agreement (unless that agreement by specific reference to this Plan provides for coverage for such unit of employees under this Plan), as an individual residing in Puerto Rico, or as a nonresident alien who receives no earned income (within the meaning of Code Section 911(d)(2) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)). These groups of individuals shall be excluded from this Plan based on the Employer's classification even if the Internal Revenue Service or any other agency or a court

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         determines that the Employer's classification was incorrect or reclassifies that individual as an employee for employment tax or any other purpose.

         2. Effective as of January 1, 2003, the second paragraph of Section 2.1 and Appendix A of the SEERT are hereby deleted in their entirety.

B. OTHER AMENDMENTS

         1. Effective as of January 1, 2003, the last sentence of Section 3.1(a) is hereby amended to read as follows:

         In no event will the match on both Elective Deferrals and Voluntary Contributions with respect to all Participants exceed the amount specified in Code Section 404(a)(3).

         2. Effective as of January 1, 2003, the first sentence of Section 4.1 of the SEERT is hereby amended to read as follows:

         Subject to the limitations contained in Section 4.5, a Participant shall be permitted to make after-tax Voluntary Contributions of up to 100% of his or her Compensation.

         3. Effective as of January 1, 2003, Section 4.5 of the SEERT is hereby amended to read as follows:

         4.5 Elective Deferrals. A Participant may enter into a Salary Savings Agreement authorizing the Employer to withhold a portion of such Participant's Compensation not to exceed the amount specified in Code
         Section 402(g)(1)(B) or, if lesser, up to 100% of Compensation and to deposit such amount to the Plan. Notwithstanding anything in this Article to the contrary, the total Voluntary Contributions and Elective Deferrals shall not exceed 6% of the Plan Compensation for each Highly Compensated Employee and shall not exceed 100% of the Plan Compensation for each other Employee. No Participant shall be permitted to have Elective Deferrals made under this Plan or any other qualified plan maintained by the Employer, during any taxable year, in excess of the dollar limitation contained in Code Section 402(g)(1)(B) in effect at the beginning of such taxable year. Thus, the limit specified in Code
         Section 402(g)(1)(B) may be reduced if a Participant contributes pre-tax contributions to another qualified plan maintained by the Employer. Any such contribution shall be credited to the Employee's Elective Deferrals Account.

         A Participant may amend his or her Salary Savings Agreement to increase, decrease or terminate the percentage on 30 days written notice to the Plan Administrator. The Plan Administrator may also amend or terminate said


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         agreement on written notice to the Participant. If a Participant has not authorized the Employer to withhold at the maximum rate and desires to increase the total withheld for a Plan Year, such Participant may authorize the Employer on 30 days notice to withhold a supplemental amount up to 100% of his or her Compensation for one or more pay periods. In no event may the sum of the amounts withheld under the Salary Savings Agreement plus the supplemental withholding exceed 100% of a Participant's Compensation for a Plan Year for non-Highly Compensated Employees or 6% of a Participant's Compensation for a Plan Year for Highly Compensated Employees. The Plan Administrator may also recharacterize as after-tax Voluntary Contributions all or any portion of amounts previously withheld under any Salary Savings Agreement within the Plan Year as provided for at paragraph 10.8. This may be done to insure that the Plan will meet one of the anti-discrimination tests under Code Section 401(k). Elective Deferrals shall be deposited in the Trust within the time required under applicable law after being withheld from the Participant's pay.

         4. Effective as of October 1, 2002, the first sentence of Section 13.5 of the SEERT is hereby amended to read as follows:

         Each Participant and/or beneficiary may direct the investment of the following subaccounts maintained for him or her: Elective Deferrals, Matching Employer Contributions, Discretionary Employer Contributions, Voluntary Contributions, Qualified Voluntary Contributions, Rollover Contributions, and Transfer Contributions (the "Participant Directed Subaccounts").

         Adopted this      day of                , 2002.
                      ----        ---------------

                                          Stewart Enterprises, Inc.


                                          By:
                                              ---------------------------------

                                          Title:
                                                 ------------------------------



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